Exhibit 99.1
Freddie Mac Reports Net Income of $2.9 Billion and
Comprehensive Income of $2.9 Billion for Third Quarter 2021

Providing Stability to the Housing Market While Serving Freddie Mac's Affordable Housing Mission
•Made it possible for 415,000 families to purchase a home, including 46% first-time homebuyers, and for 612,000 homeowners to refinance into more favorable terms.
•Financed 161,000 rental units, with 94% of eligible units being affordable to low- to moderate-income families, and issued $832 million of Multifamily Social and Sustainability Bonds to support low- and very-low income families.

Third Quarter 2021 Financial Results

Market Liquidity Provided - $318 Billion	Homes and Rental Units Financed - 1.2 Million	Net Worth - $25.3 Billion	Total Mortgage Portfolio - $3.1 Trillion

Consolidated
•Net income of $2.9 billion, an increase of 19% year-over-year, driven by higher net revenues and a credit reserve release
•Net revenues of $5.2 billion, an increase of 4% year-over-year, driven by mortgage portfolio growth and higher average portfolio guarantee fee rates
•Benefit for credit losses of $0.2 billion, driven by a credit reserve release due to realized house price appreciation and improving economic conditions
•New business activity of $299 billion, down 11% year-over-year, as refinance activity moderated from historically high levels in the prior year. Year-to-date activity of $949 billion, up 34% year-over-year
•Mortgage portfolio of $2,682 billion, up 23% year-over-year, driven by strong new business activity
•Serious delinquency rate of 1.46%, down from 1.86% at June 30, 2021 and 3.04% at September 30, 2020, driven by the decline of loans in forbearance
•Completed approximately 73,000 loan workouts
•50% of mortgage portfolio covered by credit enhancements
•New business activity of $18 billion, unchanged year-over-year. Year-to-date activity of $45 billion, down 6% year-over-year
•Mortgage portfolio of $404 billion, up 10% year-over-year, driven by ongoing loan purchase and securitization activity
•Delinquency rate, which does not include loans in forbearance, of 0.12%, down from 0.15% at June 30, 2021 and 0.13% at September 30, 2020
•94% of mortgage portfolio covered by credit enhancements

“We are pleased that Freddie Mac's third quarter results showed 19 percent year-over-year growth in net income and comprehensive income, which enabled us to add $2.9 billion to our net worth. These strong results allow the company to serve its mission of providing liquidity, stability and affordability to the housing market – and to do so expansively by making home possible for owners and renters across the country and in all economic environments.”

Michael J. DeVito
Chief Executive Officer

Net Revenues $5.2 Billion Net Income $2.9 Billion Comprehensive Income $2.9 Billion

Single-Family

Net Revenues $4.0 Billion Net Income $2.0 Billion Comprehensive Income $2.0 Billion

Multifamily

Net Revenues $1.3 Billion Net Income $0.9 Billion Comprehensive Income $0.9 Billion

Totals may not add due to rounding.

Freddie Mac Third Quarter 2021 Financial Results
October 29, 2021

McLean, VA — Freddie Mac (OTCQB: FMCC) today reported net income of $2.9 billion for the third quarter of 2021, an increase of 19% year-over-year, primarily driven by higher net revenues and a credit reserve release in Single-Family. The company also reported comprehensive income of $2.9 billion for the third quarter of 2021, an increase of 19% year-over-year.
Net revenues increased 4% year-over-year to $5.2 billion, primarily driven by higher net interest income, partially offset by a decline in net investment gains. Net interest income increased 28% year-over-year to $4.4 billion, primarily driven by continued mortgage portfolio growth and higher average portfolio guarantee fee rates in Single-Family. The decline in net investment gains was primarily due to lower gains from mortgage loan purchase and securitization activities in Multifamily as a result of lower favorable impacts from changes in market spreads.
Credit-related expense decreased 68% year-over-year to $0.2 billion, driven by a reserve release due to realized house price appreciation and improving economic conditions, partially offset by higher credit enhancement expense. Credit-related expense in the third quarter of 2020 was primarily driven by the negative economic effects of the COVID-19 pandemic.
Summary of Condensed Consolidated Statements of Comprehensive Income (Loss)

(Dollars in millions)	3Q 2021	2Q 2021	Change	3Q 2020	Change
Net interest income	$4,418	$4,767	$(349)	$3,457	$961
Guarantee income	246	356	(110)	315	(69)
Investment gains (losses), net	383	636	(253)	1,122	(739)
Other income (loss)	200	107	93	172	28
Net revenues	5,247	5,866	(619)	5,066	181
Benefit (provision) for credit losses	243	740	(497)	(327)	570
Credit enhancement expense	(386)	(369)	(17)	(267)	(119)
Benefit for (decrease in) credit enhancement recoveries	(60)	(193)	133	20	(80)
Real estate owned (REO) operations income (expense)	9	(7)	16	(40)	49
Credit-related income (expense)	(194)	171	(365)	(614)	420
Administrative expense	(627)	(651)	24	(641)	14
Temporary Payroll Tax Cut Continuation Act of 2011 expense	(602)	(570)	(32)	(467)	(135)
Other expense	(178)	(179)	1	(237)	59
Operating expense	(1,407)	(1,400)	(7)	(1,345)	(62)
Income (loss) before income tax (expense) benefit	3,646	4,637	(991)	3,107	539
Income tax (expense) benefit	(727)	(958)	231	(644)	(83)
Net income (loss)	2,919	3,679	(760)	2,463	456
Total other comprehensive income (loss), net of taxes and reclassification adjustments	(10)	(68)	58	(14)	4
Comprehensive income (loss)	$2,909	$3,611	$(702)	$2,449	$460
Conservatorship metrics (in billions)
Net worth	$25.3	$22.4	$2.9	$13.9	$11.4
Senior preferred stock liquidation preference	95.0	91.4	3.6	84.1	10.9
Remaining Treasury funding commitment	140.2	140.2	—	140.2	—
Cumulative dividend payments to Treasury	119.7	119.7	—	119.7	—
Cumulative draws from Treasury	71.6	71.6	—	71.6	—
Totals may not add due to rounding.

Freddie Mac Third Quarter 2021 Financial Results
October 29, 2021

Single-Family Segment
Financial Results
Net Revenues
(In millions)

Net Income
(In millions)
Comprehensive Income
(In millions)

(Dollars in millions)	3Q 2021	2Q 2021	Change	3Q 2020	Change
Net interest income	$4,080	$4,460	$(380)	$3,168	$912
Non-interest income	(119)	255	(374)	251	(370)
Net revenues	3,961	4,715	(754)	3,419	542
Credit-related income (expense)	(177)	128	(305)	(594)	417
Operating expense	(1,251)	(1,245)	(6)	(1,208)	(43)
Income (loss) before income tax (expense) benefit	2,533	3,598	(1,065)	1,617	916
Income tax (expense) benefit	(505)	(743)	238	(335)	(170)
Net income (loss)	2,028	2,855	(827)	1,282	746
Total other comprehensive income (loss), net of taxes and reclassification adjustments	18	(74)	92	(10)	28
Comprehensive income (loss)	$2,046	$2,781	$(735)	$1,272	$774
Key Drivers
Net income and comprehensive income increased year-over-year, mainly driven by:
•Higher net interest income primarily due to continued mortgage portfolio growth and higher average portfolio guarantee fee rates.
•Lower credit-related expense primarily driven by a higher benefit for credit losses as a result of a credit reserve release due to realized house price appreciation and improving economic conditions, partially offset by higher credit enhancement expense. Credit-related expense in the third quarter of 2020 was primarily driven by the negative economic effects of the COVID-19 pandemic.

Freddie Mac Third Quarter 2021 Financial Results
October 29, 2021

Single-Family Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)

Serious Delinquency Rate

	3Q 2021	2Q 2021	Change	3Q 2020	Change
New Business Statistics:
Average guarantee fee rate charged (bps)	48	49	(1)	46	2
Weighted average original loan-to-value (LTV) (%)	72	71	1	71	1
Weighted average original credit score	750	754	(4)	761	(11)
First-time homebuyers (%)(1)	46	47	(1)	46	—
Single-Family homes funded (in thousands)	1,027	1,023	4	1,153	(126)
Purchase borrowers (in thousands)	415	315	100	340	75
Refinance borrowers (in thousands)	612	708	(96)	813	(201)
UPB covered by new CRT issuance (in billions)	$167	$174	$(7)	$168	$(1)
Portfolio Statistics:
Average guarantee fee rate charged (bps)	46	46	—	43	3
Weighted average current LTV (%)	55	56	(1)	59	(4)
Weighted average current credit score	756	756	—	753	3
Loan count (in millions)	12.8	12.5	0.3	11.6	1.2
Credit-Related Statistics:
Loan workout activity (in thousands)	73	88	(15)	193	(120)
Loans in forbearance, based on loan count (%)	1.15	1.67	(0.52)	2.95	(1.80)
Current (%)	0.15	0.26	(0.11)	N/A	N/A
Past due (%)	1.00	1.41	(0.41)	2.95	(1.95)
Credit enhancement coverage (%)	50	49	1	51	(1)
(1) First-time homebuyers as a percentage of purchase borrowers with loans secured by primary residences.
Business Highlights
•The company provided funding for approximately 1.0 million single-family homes, more than 612,000 of which were refinance loans. First-time homebuyers represented 46% of new single-family home purchase loans.
•Single-Family loan workout activity decreased to 73,000, from 193,000 in the third quarter of 2020, primarily driven by the decrease in completed forbearance plans and payment deferrals related to the COVID-19 pandemic.
•1.15% of loans in the Single-Family mortgage portfolio, based on loan count, were in forbearance as of September 30, 2021, down from 2.95% in the third quarter of 2020.
•Credit enhancement coverage of the Single-Family mortgage portfolio decreased to 50%, from 51% in the third quarter of 2020, primarily due to the high volume of new business activity which has not been included in credit risk transfer (CRT) transactions, but which may be included in future periods.

Freddie Mac Third Quarter 2021 Financial Results
October 29, 2021

Multifamily Segment
Financial Results

Net Revenues
(In millions)

Net Income
(In millions)

Comprehensive Income
(In millions)

(Dollars in millions)	3Q 2021	2Q 2021	Change	3Q 2020	Change
Net interest income	$338	$307	$31	$289	$49
Guarantee income	266	346	(80)	275	(9)
Investment gains (losses), net	630	499	131	1,040	(410)
Other income (loss)	52	(1)	53	43	9
Net revenues	1,286	1,151	135	1,647	(361)
Credit-related income (expense)	(17)	43	(60)	(20)	3
Operating expense	(156)	(155)	(1)	(137)	(19)
Income (loss) before income tax (expense) benefit	1,113	1,039	74	1,490	(377)
Income tax (expense) benefit	(222)	(215)	(7)	(309)	87
Net income (loss)	891	824	67	1,181	(290)
Total other comprehensive income (loss), net of taxes and reclassification adjustments	(28)	6	(34)	(4)	(24)
Comprehensive income (loss)	$863	$830	$33	$1,177	$(314)
Key Drivers
Net income and comprehensive income decreased year-over-year, mainly driven by:
•Higher net interest income primarily due to the growth in PC securitizations.
•Lower net investment gains primarily due to less K Certificate spread tightening and lower initial pricing margin rates on new loan commitments, partially offset by higher gains on floating-rate loan securitizations. While the initial pricing margin rates for new loan commitments decreased year-over-year, these rates remained strong relative to long-term average rates.

Freddie Mac Third Quarter 2021 Financial Results
October 29, 2021

Multifamily Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)
Delinquency Rate

	3Q 2021	2Q 2021	Change	3Q 2020	Change
New Business Statistics:
Weighted average original LTV (%)	67	68	(1)	66	1
Weighted average original debt service coverage ratio	1.35	1.38	(0.03)	1.42	(0.07)
Number of rental units financed (in thousands)	161	137	24	185	(24)
Affordable ≤ 80% of AMI (% of eligible units acquired)	68	77	(9)	70	(2)
Affordable ≤ 120% of AMI (% of eligible units acquired)	94	97	(3)	96	(2)
Guarantee Activity Statistics:
Average guarantee fee rate charged (bps)	56	54	2	51	5
Guaranteed UPB (in billions)	$15	$18	$(3)	$21	$(6)
Portfolio Statistics:
Average guarantee fee rate charged (bps)	42	41	1	38	4
Loan count (in thousands)	30	30	—	28	2
Unit count (in thousands)	4,624	4,627	(3)	4,450	174
Credit-Related Statistics:
Loans in forbearance, based on UPB (%)	0.46	1.28	(0.82)	2.20	(1.74)
Loans in forbearance period (%)	0.06	0.02	0.04	0.22	(0.16)
Loans in repayment period (%)	0.40	1.26	(0.86)	1.98	(1.58)
Credit enhancement coverage (%)	94	94	—	91	3

Business Highlights
•The company provided financing for more than 161,000 multifamily rental units. 68% of the eligible multifamily rental units financed were affordable to families earning at or below 80% of area median income (AMI).
•As of September 30, 2021, 0.46% of the loans in the Multifamily mortgage portfolio, based on UPB, were in a forbearance program and 0.40% were in the repayment period. Approximately 67% of the total loans in a Multifamily forbearance program were included in securitizations with credit enhancement provided by subordination.
•Credit enhancement coverage of the Multifamily mortgage portfolio increased to 94%, from 91% in the third quarter of 2020.

Freddie Mac Third Quarter 2021 Financial Results
October 29, 2021

About Freddie Mac’s Conservatorship
Since September 2008, Freddie Mac has been operating under conservatorship with FHFA as Conservator. The support provided by Treasury pursuant to the Purchase Agreement enables the company to maintain access to the debt markets and have adequate liquidity to conduct its normal business operations. The amount of funding available to Freddie Mac under the Purchase Agreement was $140.2 billion at September 30, 2021.
Pursuant to the January 2021 Letter Agreement, the company will not be required to pay a dividend to Treasury until it has built sufficient capital to meet the capital requirements and buffers set forth in the Enterprise Regulatory Capital Framework. As a result, the company was not required to pay a dividend to Treasury on the senior preferred stock in September 2021. As the company builds capital during this period, the quarterly increases in its Net Worth Amount have been, or will be, added to the aggregate liquidation preference of the senior preferred stock. The liquidation preference of the senior preferred stock increased to $95.0 billion on September 30, 2021 based on the $3.6 billion increase in the Net Worth Amount during the second quarter of 2021, and will increase to $98.0 billion on December 31, 2021 based on the $2.9 billion increase in the Net Worth Amount during the third quarter of 2021.
Additional Information
For more information, including information related to Freddie Mac’s financial results, conservatorship, and related matters, see the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and the company’s Third Quarter 2021 Financial Results Supplement. These documents are available on the Investor Relations page of the company’s website at www.FreddieMac.com.
Additional information about Freddie Mac and its business is also set forth in the company’s other filings with the SEC, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. Freddie Mac encourages all investors and interested members of the public to review these materials for a more complete understanding of the company’s financial results and related disclosures.
Webcast Announcement
Management will host a conference call at 9 a.m. Eastern Time on October 29, 2021 to share the company’s results with the media. The conference call will be concurrently webcast. To access the audio webcast, use the following link: https://edge.media-server.com/mmc/p/3y8zipj6. The replay will be available on the company’s website at www.FreddieMac.com for approximately 30 days. All materials related to the call will be available on the Investor Relations page of the company’s website at www.FreddieMac.com.

Media Contact: Frederick Solomon (703) 903-3861	Investor Contact: Laurie Garthune (571) 382-4732

*    *    *    *
This press release contains forward-looking statements, which may include statements pertaining to the conservatorship, the company’s current expectations and objectives for its Single-Family and Multifamily segments, its efforts to assist the housing market, liquidity and capital management, economic and market conditions and trends, the effects of the COVID-19 pandemic and actions taken in response thereto on its business, financial condition, and liquidity, its market share, the effect of legislative and regulatory developments and new accounting guidance, credit quality of loans the company owns or guarantees, the costs and benefits of the company’s CRT transactions, and results of operations and financial condition. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond the company’s control. Management’s expectations for the company’s future necessarily involve a number of assumptions, judgments, and estimates, and various factors, including changes in market conditions, liquidity, mortgage spreads, credit outlook, uncertainty about the duration, severity, and effects of the COVID-19 pandemic and actions taken in response thereto, actions by the U.S. government (including FHFA, Treasury, and Congress) and state and local governments, and the impacts of legislation or regulations and new or amended accounting guidance, could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates, and factors are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, and Current Reports on Form 8-K, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. The company undertakes no obligation to update

Freddie Mac Third Quarter 2021 Financial Results
October 29, 2021

forward-looking statements it makes to reflect events or circumstances occurring after the date of this press release.
Freddie Mac makes home possible for millions of families and individuals by providing mortgage capital to lenders. Since its creation by Congress in 1970, the company has made housing more accessible and affordable for homebuyers and renters in communities nationwide. The company is building a better housing finance system for homebuyers, renters, lenders, and taxpayers. Learn more at FreddieMac.com, Twitter @FreddieMac and Freddie Mac’s blog FreddieMac.com/blog.

Freddie Mac Third Quarter 2021 Financial Results
October 29, 2021

FREDDIE MAC
Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(In millions, except share-related amounts)	3Q 2021	2Q 2021	3Q 2020
Net interest income
Interest income	$15,791	$15,230	$14,849
Interest expense	(11,373)	(10,463)	(11,392)
Net interest income	4,418	4,767	3,457
Non-interest income (loss)
Guarantee income	246	356	315
Investment gains (losses), net	383	636	1,122
Other income (loss)	200	107	172
Non-interest income (loss)	829	1,099	1,609
Net revenues	5,247	5,866	5,066
Benefit (provision) for credit losses	243	740	(327)
Non-interest expense
Salaries and employee benefits	(352)	(346)	(334)
Professional services	(76)	(97)	(105)
Other administrative expense	(199)	(208)	(202)
Total administrative expense	(627)	(651)	(641)
Credit enhancement expense	(386)	(369)	(267)
Benefit for (decrease in) credit enhancement recoveries	(60)	(193)	20
REO operations income (expense)	9	(7)	(40)
Temporary Payroll Tax Cut Continuation Act of 2011 expense	(602)	(570)	(467)
Other expense	(178)	(179)	(237)
Non-interest expense	(1,844)	(1,969)	(1,632)
Income (loss) before income tax (expense) benefit	3,646	4,637	3,107
Income tax (expense) benefit	(727)	(958)	(644)
Net income (loss)	2,919	3,679	2,463
Other comprehensive income (loss), net of taxes and reclassification adjustments
Changes in unrealized gains (losses) related to available-for-sale securities	(14)	(73)	(16)
Changes in unrealized gains (losses) related to cash flow hedge relationships	7	8	6
Changes in defined benefit plans	(3)	(3)	(4)
Total other comprehensive income (loss), net of taxes and reclassification adjustments	(10)	(68)	(14)
Comprehensive income (loss)	$2,909	$3,611	$2,449
Net income (loss)	$2,919	$3,679	$2,463
Future increase in senior preferred stock liquidation preference	(2,909)	(3,611)	(2,449)
Net income (loss) attributable to common stockholders	$10	$68	$14
Net income (loss) per common share — basic and diluted	$0.00	$0.02	$0.00
Weighted average common shares outstanding (in millions) — basic and diluted	3,234	3,234	3,234

Freddie Mac Third Quarter 2021 Financial Results
October 29, 2021

FREDDIE MAC
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
(In millions, except share-related amounts)	2021	2020
Assets
Cash and cash equivalents (includes $875 and $17,379 of restricted cash and cash equivalents)	$9,478	$23,889
Securities purchased under agreements to resell	85,315	105,003
Investment securities, at fair value	56,930	59,825
Mortgage loans held-for-sale (includes $8,436 and $14,199 at fair value)	17,517	33,652
Mortgage loans held-for-investment (net of allowance for credit losses of $4,531 and $5,732)	2,715,597	2,350,236
Accrued interest receivable (net of allowance of $157 and $140)	7,490	7,754
Derivative assets, net	953	1,205
Deferred tax assets, net	6,099	6,557
Other assets (includes $6,078 and $5,775 at fair value)	38,605	39,294
Total assets	$2,937,984	$2,627,415
Liabilities and equity
Liabilities
Accrued interest payable	$6,049	$6,210
Debt (includes $1,984 and $2,592 at fair value)	2,895,426	2,592,546
Derivative liabilities, net	389	954
Other liabilities	10,809	11,292
Total liabilities	2,912,673	2,611,002
Commitments and contingencies
Equity
Senior preferred stock (liquidation preference of $95,050 and $86,539)	72,648	72,648
Preferred stock, at redemption value	14,109	14,109
Common stock, $0.00 par value, 4,000,000,000 shares authorized, 725,863,886 shares issued and 650,059,553 shares and 650,059,292 shares outstanding	—	—
Additional paid-in capital	—	—
Retained earnings (accumulated deficit)	(57,737)	(67,102)
AOCI, net of taxes, related to:
Available-for-sale securities	328	810
Cash flow hedge relationships	(181)	(206)
Defined benefit plans	29	39
Total AOCI, net of taxes	176	643
Treasury stock, at cost, 75,804,333 shares and 75,804,594 shares	(3,885)	(3,885)
Total equity	25,311	16,413
Total liabilities and equity	$2,937,984	$2,627,415
The table below presents the carrying value and classification of the assets and liabilities of consolidated variable interest entities (VIEs) on the company's condensed consolidated balance sheets.
	September 30,	December 31,
(In millions)	2021	2020
Condensed Consolidated Balance Sheet Line Item
Assets:
Mortgage loans held-for-investment	$2,671,954	$2,273,347
All other assets	65,454	83,982
Total assets of consolidated VIEs	$2,737,408	$2,357,329
Liabilities:
Debt	$2,701,530	$2,308,176
All other liabilities	5,731	5,610
Total liabilities of consolidated VIEs	$2,707,261	$2,313,786